Exhibit 10.3

AMENDMENT NO. 1

TO

ASSEMBLY BIOSCIENCES, INC.

SECOND AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

Assembly Biosciences, Inc., a Delaware corporation (the “Company”) adopted the Assembly Biosciences, Inc, Second Amended and Restated 2018 Employee Stock Purchase Plan on May 29, 2024 (the “ESPP”).

Prior to this Amendment No. 1 to the ESPP, the number of shares of Common Stock, par value $0.001 per share, reserved under the ESPP was 164,500.

The Board of Directors of the Company (the “Board”) may, with stockholder approval, amend the ESPP to increase the number of authorized shares reserved for issuance under the ESPP.

The Board has determined that it is advantageous to the Company and necessary to attract and retain the best available personnel to amend the ESPP to increase the number of shares reserved for issuance under the ESPP.

Now, therefore, the ESPP is hereby amended as follows:

1.
The lead-in to the ESPP shall be amended and restated as follows:

“(a) “The purpose of the Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Assembly Biosciences, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The maximum aggregate number of shares of Common Stock that may be issued under the Plan is increased from 164,500 shares of Common Stock to 225,000 shares of Common Stock, which shares have been approved and reserved for this purpose.”

Except as expressly set forth in this Amendment No. 1, all other terms and conditions set forth in the ESPP shall remain in full force and effect. Each capitalized term used and not defined herein shall have the meaning set forth in the ESPP.

Subject to approval of the stockholders, this Amendment No. 1 has been adopted by the Board of Directors of the Company as of March 26, 2025.

This Amendment No. 1 will be submitted to the stockholders of the Company for approval at the annual stockholders meeting to be held on June 5, 2025 and will become effective upon receipt of approval by the stockholders.

March 26, 2025: Subject to Stockholder Approval, adopted by Board of Directors

June 5, 2025: Approved by Stockholders

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